EXHIBIT 4


                           MONMOUTH COMMUNITY BANCORP
                                STOCK OPTION PLAN


1.   PURPOSE.
     -------

     The purpose of this Stock Option Plan (the "Plan") is to advance the interests of Monmouth Community Bancorp ("Bancorp") by enhancing the ability of Bancorp to: (i) attract and retain employees and directors who are in a position to make significant contributions to the success of Bancorp; (ii) reward employees and directors for their contributions to Bancorp; and (iii) encourage employees and directors to take into account the long-term interests of Bancorp through ownership of shares of Bancorp's Common Stock, par value $.01 per share (the "Common Stock").

     The Plan is intended to accomplish the objectives set forth above by enabling Bancorp to grant awards ("Awards") in the form of incentive stock options ("ISOs") and nonqualified stock options ("Nonqualified Options")(ISOs and Nonqualified Options shall be collectively referred to herein as "Options"), as more fully described below.

2.   ADMINISTRATION.
     --------------

     The Board of Directors of Bancorp (the "Board") shall designate either the Board or a duly appointed committee thereof as administrator for the Plan (the "Administrator"). The Administrator will determine the recipients of Awards, the times at which Awards will be made, the size and type or types of Awards to be made to each recipient, and will set forth in each such Award the terms, conditions, limitations and restrictions applicable to the Award granted. The Administrator will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for the administration of the Plan. Such determinations and actions of the Administrator, and all other determinations and actions of the Administrator made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties.

3.   EFFECTIVE DATE AND TERM OF PLAN.
     -------------------------------

     Subject to stockholder approval, the Plan will become effective on August 1, 2000. The Plan will terminate on July 31, 2010, subject to earlier termination of the Plan by the Board pursuant to Section 15 hereof. No Award may be granted under the Plan after the termination date of the Plan, but the expiration of Awards granted prior to the termination date may extend beyond that date pursuant to the terms of such Awards.

4.   SHARES SUBJECT TO THE PLAN.
     --------------------------

     Subject to adjustment as provided in Section 13 hereof, the aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan shall be five hundred thousand (500,000) shares.

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     The shares of Common Stock  delivered under the Plan will be authorized but unissued shares of Common Stock. No fractional  shares of Common Stock will
     be  delivered   pursuant  to  Awards   granted   under  the  Plan  and  the
     Administrator shall determine the manner in which fractional share value will be treated.

     If any Award is cancelled or terminates without having been exercised in full, the number of shares of Common Stock as to which such Award was not exercised will be available for future Awards of Common Stock.

5.   ELIGIBILITY AND PARTICIPATION.
     -----------------------------

     Those eligible to receive Awards under the Plan (each a "Participant" and, collectively, the "Participants") will be persons in the employ of Bancorp or any subsidiary of Bancorp (each an "Employee" and, collectively, the "Employees") and directors of Bancorp who are not Employees. A "subsidiary" for purposes of the Plan is a corporation or other business organization of which Bancorp owns or controls, or will own or control, more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests therein.

6.   OPTIONS.
     -------

     (a) Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of shares of Common Stock at a specified exercise price. ISOs, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Nonqualified Options may be granted under the Plan; provided, however, that ISOs may be granted only to Employees.

     (b) Exercise Price. The exercise price of each Option shall be equal to the "Fair Market Value" (as defined below) of the Common Stock on the date the Award is granted to the Participant; provided, however, that:
          (i) in the Administrator's discretion, the exercise price of a Nonqualified Option may be less than the Fair Market Value of the Common Stock on the date of grant; and (ii) with respect to a Participant who owns ten percent (10%) or more of the total combined voting power of all classes of stock of Bancorp, the exercise price of an ISO granted to such Participant shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date the ISO is granted.




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     (c)  Fair Market Value.  The Fair Market Value of one share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          i) If the Common Stock is at the time listed on any stock exchange or similar institution, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange or similar institution determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange or similar institution. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          ii) If the Common Stock is not at the time listed on any stock exchange or similar institution, but is traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") OTC Bulletin Board, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National
               Association of Securities Dealers on the NASDAQ OTC Bulletin Board or any successor system. If there is no closing selling price of the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          iii) If the Common Stock is at the time publicly traded, but is not listed on any stock exchange or similar institution or traded on the NASDAQ OTC Bulletin Board, then the Fair Market Value of the Common Stock shall be the closing price of the Common Stock as of the day in question (or, if such day is not a trading day in the principal securities market or markets for the Common Stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which shares of the Common Stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of Common Stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in the Common Stock.

     (d) Duration of Options. The term of each Option granted to a Participant pursuant to an Award shall be determined by the Administrator; provided, however, that in no case shall an Option be exercisable more than ten (10) years (five (5) years in the case of an ISO granted to a ten-percent stockholder as described in subpart (b) above) from the date of the Award.

     (e) Exercise of Options and Conditions. Except as otherwise provided in Sections 13 and 14 hereof, and except as otherwise provided below with respect to ISOs, Options granted pursuant to an Award will become exercisable at such time or times, and subject to such conditions, as the Administrator may specify at the time of the Award. The Options may be subject to such restrictions, conditions and



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          forfeiture  provisions as the Administrator may determine,  including, but not limited to, restrictions on transfer,  continuous service with
          Bancorp  or  any  of  its   subsidiaries,   achievement   of  business
          objectives, and individual and Bancorp performance. To the extent exercisable, an Option may be exercised either in whole at any time or in part from time to time. With respect to an ISO granted to a Participant, the Fair Market Value of the shares of Common Stock on the date of grant which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

     (f) Payment for and Delivery of Stock. Full payment for shares of Common Stock being purchased by a Participant upon the exercise of an Option will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form of consideration as the Administrator may permit.

7.   DIRECTOR'S FEES.
     ---------------

     Subject to the limitations contained in Section 4 hereof on the number of shares of Common Stock which may be issued hereunder, the Administrator, in its sole discretion, may permit any member of the Board to receive all or a portion of a member's annual Board retainer fee, Board meeting fees, and Board committee fees in the form of an Award of Options granted hereunder. Any member of the Board who desires to receive all or any part of such Board fees in an Award of Options must provide Bancorp with written notice of the member's election to receive payment of Board fees in such form no later than five (5) business days prior to the date of payment of such fees.

8.   AWARD AGREEMENTS.
     ----------------

     The grant of any Award under the Plan shall be evidenced by a Stock Option Agreement, substantially for the form annexed hereto as Exhibit A, which shall describe the specific Award granted and the terms and conditions of the Award.

9.   TRANSFERS.
     ---------

     No Award may be assigned, pledged or transferred, other than by will or the laws of descent and distribution, and an Award will be exercisable only by the Participant, or in the event of the death or "Disability" (as such term is defined in Section 14(b) hereof) of a Participant, by the Participant's legal representative.

10.  RIGHTS OF A STOCKHOLDER.
     -----------------------

     The receipt of an Award will not give a Participant rights as a shareholder of Bancorp. The Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of shares of Common Stock.


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


11.  CONDITIONS ON DELIVERY OF STOCK.
     -------------------------------

     Bancorp will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restrictions or legends from shares of Common Stock previously delivered under the Plan until (a) in the opinion of Bancorp's counsel, all applicable federal and state laws and regulations have been complied with, and (b) all other legal matters in connection with the issuance and delivery of such shares of Common Stock have been approved by Bancorp's counsel. If the sale of shares of Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), and qualified under the appropriate "blue sky" laws, Bancorp may require, as a condition to exercise of an Option, such representations and agreements as counsel for Bancorp may consider appropriate to avoid violation of such Act and laws and may require that the certificates evidencing such shares of Common Stock bear an appropriate legend restricting transfer.

     If an Option is exercised by a Participant's legal representative, Bancorp will be under no obligation to deliver shares of Common Stock pursuant to such exercise until Bancorp is satisfied as to the authority of such representative.

12.  TAX WITHHOLDING.
     ---------------

     Bancorp will have the right to deduct from any compensatory payment due the Participant taxes that are required to be withheld and to condition the obligation to deliver shares of Common Stock under the Plan upon the Participant's paying Bancorp such amount as Bancorp may request to satisfy any liability for applicable withholding taxes.

13.  ADJUSTMENT OF AWARD.
     -------------------

     (a) In the event of changes in the Common Stock of Bancorp by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall make proportionate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted as provided in Section 4 hereof and to the number, kind and price of shares covered by outstanding Awards.

     (b) In the event of (i) a consolidation or merger of Bancorp with or into another entity, whether or not Bancorp is the surviving entity (excluding any parent, subsidiary or affiliated entity of Bancorp),
          (ii) a transaction or series of transactions which results in the acquisition of substantially all of Bancorp's outstanding Common Stock by a single person, entity or group of persons or entities acting in concert (excluding any parent, subsidiary or affiliated entity of Bancorp), (iii) the sale or transfer of all or substantially all of the assets of Bancorp, or (iv) a reorganization of Bancorp, the Administrator, or the board of directors of any corporation assuming the obligations of Bancorp, shall, as to outstanding Options, (A) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding



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          corporation (or an affiliate thereof);  (B) upon written notice to the
          Option holders, provide that all unexercised and/or unvested Options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization, sale or transfer unless exercised by the Award holder, to the extent then exercisable, within a specified number of days following the date of such notice; (C) provide for the termination of outstanding Options through the payment, in cash or shares of Common Stock or other securities of Bancorp or of any other entity, of an amount equal to the difference between (I) the value of the consideration per share received by Bancorp's stockholders in the merger, consolidation, acquisition, reorganization, sale or transfer (the "Merger Consideration") times the number of shares of Common Stock subject to such outstanding Options to the extent vested, and (II) the aggregate exercise price of such outstanding Options; or (D) provide for any combination of the foregoing. In any such case, the Administrator may, in its sole discretion, accelerate any vesting or installment periods and exercise dates.

     (c) In the event of the dissolution or liquidation of Bancorp (except a dissolution or liquidation relating to a corporate transaction referred to in (b) above), the outstanding Options shall terminate as of a date fixed by the Administrator; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant who shall have the right during such period to exercise the Participant's Options as to all or any part of the vested shares of Common Stock covered thereby.

14.  TERMINATION OF SERVICE.
     ----------------------

     Upon a Participant's termination of service with Bancorp, any outstanding Option shall be subject to the terms and conditions set forth below, unless otherwise determined by the Administrator in its sole discretion:

     (a) In the event a Participant's employment with Bancorp terminates for any reason, including retirement, the unvested portion of each Option granted to the Participant shall terminate without any consideration upon the date of such termination of employment. With the exception set forth in subsection (d) below, the vested portion of each Option granted to the Participant shall terminate thirty (30) days after the date the Participant's employment is terminated, to the extent not exercised during that thirty (30) day period.

     (b) In the event a Participant's employment with or service to Bancorp terminates by reason of the Participant's death or Disability, such Participant, or his or her personal representative, may exercise all vested Options until the earlier to occur of (i) the expiration of the period thirty (30) days after the date of such death or Disability or
          (ii) the date on which such Option would lapse; provided, further, that the Administrator may extend the termination date of the Option for up to ninety (90) days from the date it would otherwise terminate pursuant to this subsection (b). In addition, as of the date of death or Disability, any remaining unvested Options or part thereof, shall be forfeited to Bancorp without any

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


          consideration. For purposes of the Plan, a Participant shall suffer a "Disability" if (i) he or she is unable to perform the functions, duties and responsibilities which he or she had been performing for Bancorp for a period of six (6) consecutive months due to physical or mental reasons, (ii) it is determined by a licensed physician acceptable to Bancorp that it is likely such inability will continue after the conclusion of the six (6) month period, and (iii) as a result of such physical or mental ailment, the Participant's employment with Bancorp shall cease.

     (c) In the event a Participant who is not an Employee ceases to serve as a director of Bancorp for any reason, the unvested portion of each Option granted to the Participant shall terminate without any consideration upon the date of such cessation. With the exception set forth in subsection (d) below, the vested portion of each Option granted to the Participant shall terminate thirty (30) days after the date the Participant's service on the Board ceases, to the extent not exercised during that thirty (30) day period.

     (d) In the event a Participant's employment with or service to Bancorp terminates for Misconduct (as defined below), the vested and unvested portion of each Option granted to the Participant shall terminate without any consideration upon the date of such termination. For purposes of the Plan, "Misconduct" by a Participant shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by the Participant of confidential information or trade secrets of Bancorp (or any parent, subsidiary or affiliate thereof), or any other intentional misconduct by the Participant adversely affecting the business affairs of Bancorp (or any parent, subsidiary or affiliate thereof) in a material manner. The foregoing definition shall not be deemed to be inclusive of all of the acts or omissions which Bancorp (or any parent, subsidiary or affiliate thereof) may consider as grounds for the dismissal or discharge of a Participant or any other individual in the service of Bancorp (or any parent, subsidiary or affiliate thereof).

15.  AMENDMENTS AND TERMINATION.
     --------------------------

     The Administrator will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan; provided, that except for adjustments under Section 13 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

     The Board may amend, suspend or terminate the Plan, except that no action may, without the consent of a Participant, alter or impair any Award previously granted to the Participant under the Plan.

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


16.  REQUIREMENT FOR PARTICIPATION.
     -----------------------------

     Any grant of an Award hereunder to any Participant shall be contingent upon
     (i) such Participant executing a Stock Option Agreement and (ii) such Participant countersigning a Notice of Grant of Stock Option, substantially in the form attached hereto as Exhibit B.

17.  SUCCESSORS AND ASSIGNS.
     ----------------------

     The provisions of the Plan shall be binding upon all successors and assigns of any Participant, including, without limitation, the estate of any Participant and the executors, administrators, or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any Participant.

18.  MISCELLANEOUS.
     -------------

     (a) This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

     (b) Any and all funds received by Bancorp under the Plan may be used for any corporate purpose.

     (c) Nothing contained in the Plan or any Award granted under the Plan shall confer upon a Participant any right to continue in the employment of Bancorp or any parent, subsidiary or affiliate thereof, or interfere in any way with the right of Bancorp, its parent or its subsidiaries or affiliates, to terminate the employment relationship at any time.



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